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                                                                   EXHIBIT 10.21




                            REIMBURSEMENT AGREEMENT


    THIS REIMBURSEMENT AGREEMENT ("Agreement"), made as of the 29th day of March, 1995, between ALTERNATIVE LIVING SERVICES, INC., a Delaware corporation ("ALS"), and EVERGREEN HEALTHCARE, INC., a Georgia corporation ("EHI");

                              W I T N E S S E T H:

    WHEREAS, ALS wishes to acquire certain real estate located in Sarasota, Florida and legally described on Exhibit A attached hereto and improvements thereon and certain other property relating thereto (collectively, the "Mortgaged Property") from DCA Florida, Inc., a Florida corporation formerly known as Diversicare Florida, Inc., and DCAmerica, Inc., a Delaware corporation formerly known as Diversicare Corporation of America (collectively or individually, "Seller"), pursuant to a certain Agreement for Purchase and Sale dated December 27, 1994, as amended (the "Purchase Agreement").

    WHEREAS, ALS wishes Seller to accept, as part of the consideration for the Mortgaged Property, its promissory note dated as of March 29, 1995 in a principal amount not to exceed $4,300,000 with a stated maturity date of May 31, 1995 (together with any and all notes issued in replacement, substitution or exchange therefor, the "Bridge Note");

    WHEREAS, each of ALS and Seller has requested that EHI guarantee payment of the Bridge Note pursuant to a certain Guaranty dated as of March 29, 1995 (as the same may from time to time be amended, modified or supplemented, the "EHI Guaranty");

    WHEREAS, EHI has agreed to do so, provided that, among other things, ALS enter into this Reimbursement Agreement with EHI;

    NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


1.  Reimbursement on Demand.

        ALS agrees to pay to EHI, on demand, at EHI's address as shown on the signature page hereof: (i) any and all amounts paid by EHI to Seller or its assigns or demanded from EHI by Seller or its assigns pursuant to the EHI Guaranty; (ii) any and all amounts due and owing by ALS to EHI hereunder or under "EHI Mortgage" (as hereinafter defined); (iii) any and all amounts paid, advanced or extended by EHI to or on behalf of ALS in connection with its purchase of the Mortgaged Property; (iv) any and all charges and expenses paid or incurred by EHI in connection with the EHI Guaranty, this Reimbursement Agreement,

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the EHI Mortgage and/or any other instrument or agreement relating thereto (all of the foregoing being herein collectively referred to as the "Documents"), including, without limitation, reasonable attorneys' fees and legal expenses for the enforcement of any of EHI's rights hereunder and/or thereunder, and any and all filing, recording or other taxes or fees imposed with respect to the EHI Mortgage or other Document; and (v) interest on all amounts referred to in clauses (i), (ii), (iii) and/or (iv) above from the date of such payment, advance or extension by EHI until payment in full by ALS to EHI at a rate per annum equal to the lessor of (a) a fluctuating rate per annum (the "Default Rate") equal to the sum of the Prime Rate (as announced or published from time to time by National City Bank, Indianapolis, Indiana) plus two percent (2%) per annum or (b) the "Maximum Rate" (as hereinafter defined).

2.  Maximum Rate.

    The term "Maximum Rate" as used herein means the maximum nonusurious rate of interest per annum permitted by applicable law, including to the extent permitted by any amendments thereof hereafter or any new law hereafter coming into effect to the extent a higher Maximum Rate is permitted thereby. The Maximum Rate shall be applied by taking into account all amounts required to be characterized by applicable law as interest on the indebtedness hereunder, so that the aggregate of all interest does not exceed the maximum nonusurious amount permitted by applicable law (the "Maximum Amount") or (b) as otherwise as otherwise provided herein.

3.  Facilitation Fee.

    In consideration of the financial accommodation and facilitation provided by EHI to ALS by EHI's execution and delivery of the EHI Guaranty to Seller, ALS shall pay to EHI, on demand, a facilitation fee in an amount equal to $84,163; provided, however, that if on or before September 30, 1995, (i) EHI's Guaranty shall have been terminated, released or satisfied in full and (ii) all amounts due to EHI under this Reimbursement Agreement shall have been paid in full to EHI, then the facilitation fee shall be reduced to $42,082 and any excess fee amount previously paid to EHI shall be promptly returned to ALS.

4.  Obligations Absolute.

    The obligations of ALS under this Reimbursement Agreement shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Reimbursement Agreement under all circumstances, including, without limitation, the following circumstances: (i) any lack of validity or enforceability of the Bridge Note or the EHI Guaranty, the EHI Mortgage or any other Documents; (ii) any amendment or waiver of,


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or any consent to departure from, all or any of the Documents; (iii) the existence of any claim, set-off, defense or other right that ALS may have at any time against Seller or any other holder of the Bridge Note or any obligee under the EHI Guaranty, EHI or any other person or entity, whether in connection with any of the Documents, the transactions contemplated therein, or any unrelated transaction; or (iv) the existence of any challenge to the necessity, appropriateness or correctness of any payment by EHI under the EHI Guaranty.

5.  Security.

    As collateral for the full and timely payment and performance of any and all obligations, liabilities and indebtedness of ALS to EHI under this Agreement and/or the other Documents, ALS hereby agrees to execute and cause to be delivered to EHI a Mortgage, Assignment of Rents and Security Agreement dated as of March 29, 1995 (as the same may from time to time be amended, modified and supplemented, the "EHI Mortgage"), pursuant to which EHI Mortgage, among other things, ALS grants to EHI a mortgage lien and security interest in the Mortgaged Property and agrees to cause Seller to execute and deliver (contemporaneously with the delivery of the EHI Mortgage) one or more subordination agreements or instruments, the effect of which is to cause the lien of any mortgage granted by ALS to Seller on the Mortgaged Property to be subordinated to the lien of the EHI Mortgage. Furthermore, as additional collateral, EHI shall be subrogated to the rights (but shall have none of the obligations) of ALS in respect of any transaction to which the EHI Guaranty relates. ALS hereby agrees to execute, deliver, file and/or record such receipts, agreements, forms or other documents as EHI may request to further evidence EHI's interests in such property, it being understood that EHI's rights as specified therein shall be in furtherance of and in addition to (but not in limitation of) EHI's rights hereunder. ALS will pay the cost of any such filing and/or recording and, upon EHI's request, sign such instruments, documents or other papers and take such other action as EHI may reasonably require.

6.  Default.

    In the event of the happening of any one or more of the following events, any such event being hereunder called an "Event of Default"), namely (i) the nonpayment of any obligations, liabilities or indebtedness of ALS to EHI under this Agreement or any of the other Documents when due, or (ii) the failure of ALS to perform or observe any other term or covenant of this Agreement or any of the other Documents or (iii) the institution by or against ALS of any proceeding seeking to adjudicate ALS a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of ALS or its debts under any law relating to


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bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for ALS or for any substantial part of its property, or then, or at any time after the happening of such event, the amount of the EHI Guaranty, as well as any and all other obligations of ALS under this Agreement or the other Documents, shall, at EHI's option, and whether or not otherwise then due and payable, become due and payable immediately without demand upon or notice to ALS.

6.  Remedies.

    If any Event of Default shall have occurred and be continuing, EHI may exercise any and all of its rights and remedies available under applicable law and/or under the Documents, and all such rights and remedies shall be cumulative. ALS will pay to EHI on demand all costs and expenses, including, without limitation, reasonable attorney's fees and legal expenses related or incidental to the custody, preservation or sale of, or collection from, or other realization upon any collateral or related or incidental to the establishment, preservation or enforcement of EHI's rights in respect of any such collateral.

    Without limitation of the foregoing, upon the occurrence and during the continuance of any Event of Default, EHI is hereby authorized to set off and apply any and all indebtedness at any time owing by EHI or any subsidiary or affiliate of EHI (other than ALS) to or for the credit or the account of ALS against any and all of ALS's obligations to EHI under this Agreement and/or the other Documents, irrespective whether or not EHI shall have made any demand under this Agreement.

7.  Indemnity.

    ALS will indemnify and hold EHI (such term to include for purposes of this paragraph, EHI and EHI's affiliates (other than ALS) and their respective officers, directors, employees and agents) harmless from and against any and all claims, loss, liabilities, damages, suits, costs or expenses (including reasonable attorneys' fees and legal expenses) (collectively, "Claims") directly or indirectly arising out of (i) any breach of or failure of ALS to timely pay, perform and/or discharge any obligation to EHI under any of the Documents and/or (ii) any Claim asserted by Seller (whether or not valid).



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8.  Miscellaneous.

    (a) This Agreement shall be governed by the laws of the State of Georgia.

    (b) This Agreement shall not be amended, modified or supplemented except by a writing executed by ALS and EHI.

    (c) This Agreement shall be binding upon, and shall inure to the benefit of, EHI, ALS and their respective successors and assigns.

    (d) This Agreement may be executed in one or more counterparts.





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    IN WITNESS WHEREOF, the parties hereto have executed this Reimbursement
Agreement as of the date and year first above written.

                             ALTERNATIVE LIVING SERVICES, INC.,
                             a Delaware corporation



                             By:  /s/ William F. Lasky
                                  ----------------------------------------
                             Title:      President
                                         ---------------------------------

                             Address:      450 North Sunnyslope Road
                                           Suite 300
                                           Brookfield, WI 53005


                             EVERGREEN HEALTHCARE, INC.,
                             a Georgia corporation


                             By:  /s/ John W. Kneen
                                  ----------------------------------------
                             Title:      Vice President
                                         ---------------------------------
                             Address:      11350 N. Meridian Street
                                           Suite 200
                                           Carmel, Indiana 46032


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                                  EXHIBIT A



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